Exhibit 99.1

Hub Group, Inc. Reports Third Quarter 2010 Earnings

DOWNERS GROVE, IL, October 19, 2010, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended September 30, 2010.

“We are pleased with our third quarter results which include continued volume growth along with improving margins," commented David P. Yeager, Chairman and Chief Executive Officer.   “Our intermodal, truck brokerage and logistics revenue each grew by more than 15% and, for the second quarter in a row, we increased our intermodal volume by more than 20%.   We look forward to a strong finish to the year.”

Hub Group reported income of $12.6 million for the third quarter of 2010, an increase of 28% compared to the third quarter of 2009.  Hub Group’s diluted earnings per share was $0.34 for the third quarter of 2010, which represents an increase of 31% when compared with the prior year period.

Each of the three business lines contributed to Hub Group’s overall revenue increase of 23% to $478 million.  Third quarter intermodal revenue increased 25% to $338 million.  The increase was attributable to a 22% volume increase, a 4% increase for fuel and a 3% increase in pricing, partially offset by a 4% decrease for mix.  Truck brokerage revenue increased 16% to $86 million this quarter.  Third quarter Unyson Logistics revenue increased 23% to $54 million.

CONFERENCE CALL

Hub Group will hold a conference call at 5:00 p.m. Eastern Time on Tuesday, October 19, 2010 to discuss its third quarter results.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 713-4217.  The conference call participant code is 54227813. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PMQRCBPNC .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2009 and the reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2010	2009	2010	2009

Revenue	$478,417	$388,781	$1,353,824	$1,103,089
Transportation costs	421,020	340,581	1,197,033	963,958
Gross margin	57,397	48,200	156,791	139,131

Costs and expenses:
Salaries and benefits	25,547	22,237	72,868	67,514
General and administrative	10,205	9,122	30,414	28,374
Depreciation and amortization	938	949	2,845	3,229
Total costs and expenses	36,690	32,308	106,127	99,117

Operating income	20,707	15,892	50,664	40,014

Other income (expense):
Interest expense	(12)	(26)	(38)	(76)
Interest and dividend income	35	29	83	120
Other, net	(68)	116	84	188
Total other income	(45)	119	129	232

Income before provision for income taxes	20,662	16,011	50,793	40,246

Provision for income taxes	8,045	6,180	19,844	15,932

Net income	$12,617	$9,831	$30,949	$24,314

Basic earnings per common share	$0.34	$0.26	$0.83	$0.65

Diluted earnings per common share	$0.34	$0.26	$0.83	$0.65

Basic weighted average number of shares outstanding	37,118	37,373	37,358	37,346

Diluted weighted average number of shares outstanding	37,288	37,550	37,504	37,481

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2010	December 31, 2009
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$118,043	$126,863
Accounts receivable trade, net	210,134	145,317
Accounts receivable other	13,561	11,932
Prepaid taxes	129	593
Deferred taxes	2,260	2,874
Prepaid expenses and other current assets	6,285	6,801
TOTAL CURRENT ASSETS	350,412	294,380

Restricted investments	10,521	9,583
Property and equipment, net	43,184	28,510
Other intangibles, net	5,830	6,164
Goodwill, net	232,727	232,892
Other assets	2,310	1,819
TOTAL ASSETS	$644,984	$573,348

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$148,057	$110,626
Accounts payable other	9,958	7,695
Accrued payroll	13,420	8,253
Accrued other	28,233	18,958
TOTAL CURRENT LIABILITIES	199,668	145,532

Non-current liabilities	12,997	12,002
Deferred taxes	68,401	61,973

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2010 and 2009	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2010 and 2009; 36,652,858 shares outstanding in 2010 and 37,253,330 shares outstanding in 2009	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2010 and 2009	7	7
Additional paid-in capital	169,181	171,470
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	330,501	299,552
Other comprehensive income (loss)	5	(9)
Treasury stock; at cost, 4,571,934 shares in 2010 and 3,971,462 shares in 2009	(120,730)	(102,133)
TOTAL STOCKHOLDERS' EQUITY	363,918	353,841
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$644,984	$573,348

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$30,949	$24,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,078	6,282
Deferred taxes	7,325	4,465
Compensation expense related to share-based compensation plans	2,720	3,218
Loss (gain) on sale of assets	46	(21)
Changes in operating assets and liabilities:
Restricted investments	(938)	(2,833)
Accounts receivable, net	(66,443)	(12,555)
Prepaid taxes	464	(9)
Prepaid expenses and other current assets	517	(1,809)
Other assets	(491)	99
Accounts payable	39,692	20,542
Accrued expenses	6,497	(3,544)
Non-current liabilities	847	1,601
Net cash provided by operating activities	27,263	39,750

Cash flows from investing activities:
Proceeds from sale of equipment	871	72
Purchases of property and equipment	(13,362)	(2,534)
Net cash used in investing activities	(12,491)	(2,462)

Cash flows from financing activities:
Proceeds from stock options exercised	18	155
Purchase of treasury stock	(23,822)	(1,096)
Excess tax benefits from share-based compensation	198	660
Net cash used in financing activities	(23,606)	(281)

Effect of exchange rate changes on cash and cash equivalents	14	2

Net (decrease) increase in cash and cash equivalents	(8,820)	37,009
Cash and cash equivalents beginning of period	126,863	85,799
Cash and cash equivalents end of period	$118,043	$122,808